SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) –	April 10, 2008

CAPRIUS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-11914	22-2457487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One University Plaza, Suite 400, Hackensack, New Jersey 07601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code -	(201) 342-0900

Item 8.01  Other Events

On April 10, 2008, Caprius, Inc.’s subsidiary, M.C.M. Environmental Technologies, Inc., (“MCM”) announced in a press release that they have expanded the sales of its SteriMed System for the on-site disinfection of infectious medical waste into the hospital market. The release further stated that MCM has received orders from U.S. and international hospitals for the SteriMed and SteriMed Junior Systems, some of which have already been deployed.

A copy of the press release is attached as an exhibit to this Report.

Item 9.01  Financial Statements and Exhibits

(c)           99.1           Press Release, dated April 10, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPRIUS, INC.
/s/ Jonathan Joels
Jonathan Joels, Treasurer and CFO

Dated:  April 13, 2008

Exhibit Index

Exhibit Number	Exhibit

99.1	Press Release of Caprius, Inc. dated April 10, 2008